UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2009

EVERGREEN SOLAR, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 000-31687

Delaware	04-3242254
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

138 Bartlett Street Marlboro, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(508) 357-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

During the next several weeks, members of management of Evergreen Solar, Inc. (the “Company”) will be participating in a number of investor conferences during which they will discuss the Company’s publicly disclosed recent developments, operating results and business strategy. The form of slides that will be presented at these meetings is attached to this Current Report on Form 8-K as Exhibit 99.1. A copy of these slides is also located on the investors section of the Company’s web site, www.evergreensolar.com

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

In addition to the historical information contained within the slide presentation, the subject matter also contains forward-looking statements that involve risks and uncertainties, and other factors that could cause the Company’s actual results to differ materially from those currently anticipated in these forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained in the periodic reports the Company files from time to time with the SEC, including its Annual Report on Form 10-K, as amended, for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the period ended April 4, 2009. Forward-looking statements represent the Company’s judgment as of the date they are made and the Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be used, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Second Quarter Investor Conference Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC. (Registrant)

By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Date: May 13, 2009